EXHIBIT 11

                          COLLINS & AIKMAN CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                       IN THOUSANDS, EXCEPT PER SHARE DATA

                                   (UNAUDITED)
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                                                                              QUARTER ENDED                    SIX MONTHS ENDED
                                                                    ------------      -------------     -------------   ------------
                                                                       JUNE 28,          JUNE 22,          JUNE 28,      JUNE 22,
                                                                         1997             1996              1997           1996
                                                                    ------------      -------------     -------------   ------------

Average shares outstanding during the period...................        66,144           69,074            66,635            69,082
                                                                    ------------      -------------     -------------   ------------
Incremental shares under stock options computed
   under the treasury stock method using the average
   market price of issuer's stock during the period............         1,258              957             1,126               980
                                                                    ------------      -------------     -------------   ------------
     Total shares for primary EPS..............................        67,402           70,031            67,761            70,062

Additional shares under stock options computed
   under the treasury stock method using the ending
   price of issuer's stock....................................             19               -                151                 -
                                                                    ------------      -------------     -------------   ------------
     Total shares for fully diluted EPS........................        67,421           70,031            67,912            70,062
                                                                    ============      =============     =============   ============


Income applicable to common shareholders:
     Continuing operations.....................................     $  11,600         $ 15,754         $  22,865        $  174,160
     Discontinued operations...................................         3,881            4,980             4,802           (17,062)
     Gain on sale of discontinued operations...................             -                -            85,292                 -
     Extraordinary loss........................................          (721)          (6,610)             (721)           (6,610)
                                                                    ------------      -------------     -------------   ------------

     Net income................................................     $  14,760         $ 14,124          $112,238        $  150,488
                                                                    ============      =============     =============   ============

Income per primary common share:
     Continuing operations.....................................     $     .17         $    .22          $    .34        $     2.49
     Discontinued operations...................................           .06              .07               .07              (.25)
     Gain on sale of discontinued operations...................             -                -              1.26                 -
     Extraordinary loss........................................          (.01)            (.09)             (.01)             (.09)
                                                                    ------------      -------------     -------------   ------------

     Net income................................................     $     .22         $    .20          $   1.66         $    2.15
                                                                    ============      =============     =============   ============

Income per fully diluted common share:
     Continuing operations.....................................     $     .17         $    .22          $    .34         $     2.49
     Discontinued operations...................................           .06              .07               .07               (.25)
     Gain on sale of discontinued operations...................             -                -              1.25                 -
     Extraordinary loss........................................          (.01)            (.09)             (.01)              (.09)
                                                                    ------------      -------------     -------------   ------------

     Net income................................................     $     .22         $    .20          $   1.65         $     2.15
                                                                    ============      =============     =============   ============


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